Exhibit 10(g)

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into as of the 28 day of March 2012, by and between United Rentals, Inc., a Delaware corporation (the “Company”), and William B. Plummer, a resident of the State of Connecticut (“Executive”).
RECITALS
WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated as of December 1, 2008, which was subsequently amended effective as of December 30, 2008, December 1, 2008 and December 22, 2011 (as so amended, the “Agreement”); and
WHEREAS, on March 8, 2012, the Compensation Committee of the Company's Board of Directors determined to increase the amount of Severance Pay to which Executive shall be entitled in the event Executive's employment is terminated by the Company without Cause or by Executive for Good Reason; and
WHEREAS, the Company and Executive desire to amend the Agreement to reflect such increase.
NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Pursuant to and in accordance with Section 7(l) of the Agreement, the first sentence of Section 4(d)(iii) of the Agreement is hereby amended and replaced in full with the following language:
“(iii) an amount equal to 190% of Executive's Base Salary as of the date of termination, payable in substantially equal bi-weekly installments during the 12-month period following the date of Executive's termination in accordance with the Company's normal payroll practices (the “Severance Pay”).”

2.	Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

4.
This Amendment may be amended only by a writing which makes express reference to this Amendment as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

5.
This Amendment shall be governed by and construed (both as to validity and performance) and enforced in accordance with the internal laws of the State of Connecticut applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

UNITED RENTALS, INC. By: /s/ Michael J. Kneeland Name:Michael J. Kneeland Title:President and Chief Executive Officer	EXECUTIVE /s/ William B. Plummer William B. Plummer